Exhibit 10.4

SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY NOTE

$40,000,000.00	McLean, Virginia

November 13, 2006

THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY NOTE (this “Note”) is made this 13th day of November, 2006, by the ANALEX CORPORATION, a Delaware corporation, for the benefit of BANK OF AMERICA, N.A., a national banking association (the “Lender”).

RECITALS

A. The Borrower obtained from the Lender, among other things, a revolving credit facility in the current maximum principal sum of $40,000,000 (the “Original Credit Facility”). The revolving credit facility was evidenced by an Amended and Restated Revolving Credit Facility Note dated May 28, 2004 (the “Original Note”).

B. Advances and readvances under the Original Credit Facility have been governed by the terms and conditions of the an Amended and Restated Credit Agreement by and between the Borrower and the Lender dated May 28, 2004, as amended from time to time (the “Original Financing Agreement”). The Original Financing Agreement is being amended and restated pursuant to the Second Amended and Restated Credit Agreement of even date herewith (as amended, modified, restated, substituted, extended or renewed at any time and from time to time, the “Agreement”).

C. The Borrower has applied to the Lender to modify certain terms and conditions of the Original Financing Agreement and the Lender has agreed on the condition, among others, that the Original Note be amended and restated in its entirety.

E. All defined terms used in this Note and not defined herein shall have the meaning given to such terms in the Credit Agreement.

NOW, THEREFORE, in order to induce the Lender to modify the credit facilities to the Borrower, the Borrower hereby amends and restates the Original Note as follows:

FOR VALUE RECEIVED, the undersigned, ANALEX CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to the order of BANK OF AMERICA, N.A. (the “Lender”) on or before the Revolving Credit Facility Maturity Date, and at such earlier dates as may be required by the Agreement, the aggregate unpaid principal amount of all Revolving Credit Facility Loans made by the Lender to the Borrower from time to time pursuant to the Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

This Note is the “Revolving Credit Facility Note” referred to in, and is entitled to the benefits of the Credit Agreement, which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

If the Borrower fails to make any payment under this Note within seven days after the due date, the Borrower shall pay the Lender a late charge of five percent of the amount of the payment.

This Note is secured by and is entitled to the benefits of the Liens granted by the Security Agreement referred to in the Agreement.

The Borrower hereby expressly waives presentment, demand, protest and all other demands and notices (except as otherwise provided in the Agreement) in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue, in each case except as otherwise expressly provided in the Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, without regard to principles of choice of law.

It is expressly understood and agreed that the indebtedness evidenced by the Original Note has not been extinguished or discharged hereby and is consolidated herein. The Borrower agrees that the execution of this Note is not intended to and shall not cause or result in a novation with regard to the Original Note or the indebtedness.

ANALEX CORPORATION

By:	/s/ C. Wayne Grubbs	(SEAL)
Name:	C. Wayne Grubbs
Title:	SVP, CFO and Treasurer